EXHIBIT 99.1

Contact:	Karie Anderson	FOR IMMEDIATE RELEASE
Investor Relations
312-394-4255

Kathleen Cantillon
Corporate Communications
312-394-7417

Exelon Announces Fourth Quarter and Full Year 2009 Results;

Reaffirms 2010 Earnings Guidance

CHICAGO (January 22, 2010) – Exelon Corporation (Exelon) announced fourth quarter and full year 2009 consolidated earnings as follows:

Exelon Consolidated Earnings (unaudited)

	Full Year		Fourth Quarter
	2009	2008	2009	2008
GAAP Results:
Net Income ($ millions)	$2,707	$2,737	$581	$707
Diluted Earnings per Share	$4.09	$4.13	$0.88	$1.07

Adjusted (non-GAAP) Operating Results:
Net income ($ millions)	$2,723	$2,781	$610	$709
Diluted Earnings per Share	$4.12	$4.20	$0.92	$1.07

“Our full year 2009 operating earnings results were well within our original guidance range of $4.00 to $4.30 per share and topped the narrowed $4.00 to $4.10 per share range that we announced in late October,” said John W. Rowe, Exelon’s chairman and CEO. “Despite the impact of adverse economic, market and weather conditions, we achieved our financial and operating commitments, and for 2010, we are reaffirming our operating earnings guidance range of $3.60 to $4.00 per share. At the same time, we continue to improve our industry-leading environmental position and evaluate and pursue appropriate growth opportunities for the long term.”

Fourth Quarter Operating Results

The decrease in fourth quarter 2009 adjusted (non-GAAP) operating earnings to $0.92 per share from $1.07 per share in fourth quarter 2008 was primarily due to:

•

Lower energy gross margins at Exelon Generation Company, LLC (Generation) largely reflecting lower nuclear volume due to a higher number of scheduled refueling outage days and unfavorable portfolio and market conditions;

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•	Reduced load at Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO), primarily driven by the impact of current economic conditions and unfavorable weather conditions; and

•

Increased depreciation and amortization expense primarily related to the higher scheduled competitive transition charge (CTC) amortization at PECO and increased depreciation across the operating companies due to ongoing capital expenditures.

Lower fourth quarter 2009 earnings were partially offset by:

•

Decreased operating and maintenance expense largely due to savings achieved through the ongoing cost management initiative and lower uncollectible accounts expense at PECO, which more than offset increased pension and other postretirement benefits (OPEB) expense.

Adjusted (non-GAAP) operating earnings for the fourth quarter of 2009 do not include the following items (after-tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Costs associated with the retirement of certain Generation fossil generating units	$(34)	$(0.05)
Mark-to-market gains primarily from Generation’s economic hedging activities	$26	$0.04
Costs associated with the 2007 Illinois electric rate settlement agreement	$(15)	$(0.02)
Costs associated with early debt retirements	$(15)	$(0.02)
Unrealized gains related to nuclear decommissioning trust (NDT) fund investments	$14	$0.02
Charge associated with ComEd’s 2007 settlement agreement with the City of Chicago	$(5)	$(0.01)

Adjusted (non-GAAP) operating earnings for the fourth quarter of 2008 did not include the following items (after-tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-market gains primarily from Generation’s economic hedging activities	$93	$0.15
Unrealized losses related to NDT fund investments	$(68)	$(0.10)
Costs associated with the 2007 Illinois electric rate settlement agreement	$(26)	$(0.04)
Gain for the resolution of tax matters related to a previous investment in Sithe Energies, Inc. (Sithe) at Generation	$21	$0.03
Charge associated with ComEd’s 2007 settlement agreement with the City of Chicago	$(11)	$(0.02)
External costs related to Exelon’s proposed acquisition of NRG Energy, Inc.	$(11)	$(0.02)

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2010 Earnings Outlook

Exelon reaffirms its guidance range for 2010 adjusted (non-GAAP) operating earnings of $3.60 to $4.00 per share. Operating earnings guidance is based on the assumption of normal weather.

The outlook for 2010 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	Mark-to-market adjustments from economic hedging activities

•	Unrealized gains and losses from NDT fund investments

•	Significant impairments of assets, including goodwill

•	Changes in decommissioning obligation estimates

•	Costs associated with the 2007 Illinois electric rate settlement agreement

•	Costs associated with ComEd’s 2007 settlement with the City of Chicago

•	Costs associated with the retirement of fossil generating units

•	Other unusual items

•	Significant future changes to GAAP

Fourth Quarter and Recent Highlights

•

Retirement of the Cromby Station and Eddystone Units 1 and 2: On December 2, 2009, Exelon Power announced that it had notified PJM Interconnection, LLC (PJM) of its intention to permanently retire Units 1 and 2 at Cromby Generating Station, totaling 345 megawatts (MW), and Units 1 and 2 at Eddystone Generating Station, totaling 588 MW, effective May 31, 2011. Following these retirements, Eddystone Station will remain in service, operating six gas and peaking units capable of generating 820 MW. Cromby Station will close when its units permanently retire. In the notification to PJM, Exelon Power stated that the four units, all in suburban Philadelphia, are no longer economic to operate and are not required to meet demand for electricity in the region. Exelon continues to work with PJM to ensure system reliability will be maintained when the four units are retired.

•

Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 33,609 gigawatt-hours (GWh) in the fourth quarter of 2009, compared with 34,887 GWh in the fourth quarter of 2008. The Exelon-operated nuclear plants achieved an 89.8 percent capacity factor for the fourth quarter of 2009 compared with 93.7 percent for the fourth quarter of 2008. The Exelon-operated nuclear plants completed four and began a fifth scheduled refueling outage in the fourth quarter of 2009, compared with completing four scheduled refueling outages in the fourth quarter of 2008. Three Mile Island (TMI) Unit 1 has been shut down since late October 2009 for an extended refueling outage which includes the replacement of steam generators. The steam generator replacement increased the number of refueling outage days in the fourth quarter of 2009, which totaled 136 days versus 80 days in the fourth quarter of 2008. The number of non-refueling outage days at the Exelon-operated plants totaled 23 days in the fourth quarter of 2009 compared with 22 days in the fourth quarter of 2008.

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For the full year 2009, the Exelon-operated nuclear plants achieved an average capacity factor of 93.6 percent, as compared with 93.9 percent for 2008. The average annual capacity factor for the Exelon-operated plants during the five years ended 2009 was 93.9 percent.

•

Fossil and Hydro Operations: Generation’s fossil fleet commercial availability was 90.2 percent in the fourth quarter of 2009, down slightly from 91.5 percent in the fourth quarter of 2008, driven by an outage at Handley Unit 5 from late July to early December. The equivalent availability factor for the hydroelectric facilities was 99.6 percent in the fourth quarter of 2009, compared with 98.9 percent in the fourth quarter of 2008.

For the full year 2009, Generation’s fossil fleet availability was 93.7 percent, compared with 89.1 percent for 2008. The equivalent availability factor for the hydroelectric facilities was 97.5 percent for the full year 2009, compared with 95.8 percent for 2008.

•

Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of December 31, 2009 is 91 to 94 percent for 2010, 69 to 72 percent for 2011 and 37 to 40 percent for 2012. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment grade balance sheet while preserving its ability to participate in improving long-term market fundamentals.

•

TMI Unit 1 Nuclear Plant License Extension: On October 22, 2009, the Nuclear Regulatory Commission approved a 20-year operating license extension until April 19, 2034 for the TMI Unit 1 Generating Station. TMI Unit 1 began operating in 1974.

OPERATING COMPANY RESULTS

Generation consists of owned and contracted electric generating facilities, wholesale energy marketing operations and competitive retail sales operations.

Fourth quarter 2009 net income was $425 million compared with $553 million in the fourth quarter of 2008. Fourth quarter 2009 net income included (all after-tax) costs of $34 million associated with the retirement of the fossil generating units, mark-to-market gains of $26 million from economic hedging activities before the elimination of intercompany transactions, unrealized gains of $14 million related to NDT fund investments, costs of $13 million associated with the 2007 Illinois electric rate settlement and costs of $9 million associated with early debt retirements. Fourth quarter 2008 net income included (all after-tax) mark-to-market gains of $93 million from economic hedging activities before the elimination of intercompany transactions, costs of $23 million associated with the 2007 Illinois electric rate settlement, income of $21 million associated with the resolution of tax matters related to a previous investment in Sithe and unrealized losses of $68 million related to NDT fund investments. Excluding the impact of these items, Generation’s net income in the fourth quarter of 2009 decreased $89 million compared with the same quarter last year primarily due to:

•

Lower energy gross margins, largely due to unfavorable portfolio and market conditions, decreased nuclear output as a result of a higher number of refueling and non-refueling outage days, and higher nuclear fuel costs; and

•	Higher operating and maintenance costs primarily related to increased pension and OPEB expense, partially offset by savings achieved through the cost management initiative.

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Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $38.36 per MWh in the fourth quarter of 2009 compared with $38.28 per MWh in the fourth quarter of 2008.

ComEd consists of the electricity transmission and distribution operations in northern Illinois.

ComEd recorded net income of $98 million in the fourth quarter of 2009, compared with net income of $91 million in the fourth quarter of 2008. Fourth quarter net income in 2009 included after-tax costs of $5 million for the City of Chicago settlement agreement and after-tax costs of $2 million associated with the 2007 Illinois electric rate settlement. Fourth quarter 2008 net income included after-tax costs of $11 million for the City of Chicago settlement agreement and after-tax costs of $3 million associated with the 2007 Illinois electric rate settlement. Excluding the impact of these items, ComEd’s net income in the fourth quarter of 2009 was approximately level with the same quarter last year and reflected:

•	Lower operating and maintenance expense, primarily due to savings achieved through the cost management initiative, partially offset by increased pension and OPEB expense;

•	Impact of income tax benefit recorded in 2008 associated with the tax method of capitalizing overhead costs; and

•	Reduced load, primarily driven by the impact of current economic conditions and unfavorable weather conditions.

In the fourth quarter of 2009, heating degree-days in the ComEd service territory were down 7.8 percent relative to the same period in 2008 and were 0.6 percent below normal. ComEd’s total retail kilowatt-hour (kWh) deliveries decreased by 3.8 percent quarter over quarter, with declines in deliveries across all major customer classes, primarily driven by the impact of current economic and unfavorable weather conditions. In addition, the number of residential customers being served in the ComEd region decreased 0.5 percent from the fourth quarter of 2008.

Weather-normalized retail kWh deliveries decreased by 1.6 percent from the fourth quarter of 2008. For ComEd, weather had an unfavorable after-tax impact of $8 million on fourth quarter 2009 earnings relative to 2008 and an unfavorable after-tax impact of $3 million relative to normal weather that was incorporated in earnings guidance.

PECO consists of the electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.

PECO’s net income in the fourth quarter of 2009 was $78 million, down from $80 million in the fourth quarter of 2008. This decrease was primarily due to:

•	Higher CTC amortization, which was in accordance with PECO’s 1998 restructuring settlement with the PAPUC. As expected, the increase in amortization expense exceeded the increase in CTC revenues; and

•	Reduced load, primarily driven by the impact of current economic conditions and unfavorable weather conditions.

The decrease in net income was partially offset by:

•	Higher gas distribution revenue, reflecting new rates effective January 1, 2009, resulting from the 2008 gas distribution rate case; and

•	Lower uncollectible accounts expense.

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In the fourth quarter of 2009, heating degree-days in the PECO service territory were down 5.5 percent from 2008 and were 4.1 percent below normal. Total retail kWh deliveries were down 2.3 percent from last year, reflecting a decline in deliveries across all customer classes, primarily driven by the impact of current economic and unfavorable weather conditions. The number of residential electric customers being served in the PECO region decreased 0.4 percent from the fourth quarter of 2008. On the retail gas side, deliveries in the fourth quarter of 2009 were down 7.7 percent from the fourth quarter of 2008.

Weather-normalized retail kWh deliveries decreased by 1.3 percent from the fourth quarter of 2008, primarily reflecting decreased small and large commercial and industrial deliveries. For PECO, weather had an unfavorable after-tax impact of $7 million on fourth quarter 2009 earnings relative to 2008 and an unfavorable after-tax impact of $6 million relative to normal weather that was incorporated in earnings guidance.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on pages 7 and 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on January 22, 2010.

Conference call information: Exelon has scheduled a conference call for 11:00 AM ET (10:00 AM CT) on January 22, 2010. The call-in number in the U.S. and Canada is 800-690-3108, and the international call-in number is 973-935-8753. If requested, the conference ID number is 49405882. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until February 5. The U.S. and Canada call-in number for replays is 800-642-1687, and the international call-in number is 706-645-9291. The conference ID number is 49405882.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2008 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Third Quarter 2009 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 14 and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company,

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LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.4 million customers and $17 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in Illinois and Pennsylvania and natural gas to approximately 485,000 customers in southeastern Pennsylvania. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended December 31, 2009 and 2008	1

Consolidating Statements of Operations - Twelve Months Ended December 31, 2009 and 2008	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Twelve Months Ended December 31, 2009 and 2008	3

Business Segment Comparative Statements of Operations - PECO and Other - Three and Twelve Months Ended December 31, 2009 and 2008	4

Consolidated Balance Sheets - December 31, 2009 and December 31, 2008	5

Consolidated Statements of Cash Flows - Twelve Months Ended December 31, 2009 and 2008	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended December 31, 2009 and 2008	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Twelve Months Ended December 31, 2009 and 2008	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended December 31, 2009 and 2008	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Twelve Months Ended December 31, 2009 and 2008	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Twelve Months Ended December 31, 2009 and 2008	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Twelve Months Ended December 31, 2009 and 2008	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Twelve Months Ended December 31, 2009 and 2008	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Twelve Months Ended December 31, 2009 and 2008	14

Exelon Generation Statistics - Three Months Ended December 31, 2009, September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008	15

Exelon Generation Statistics - Twelve Months Ended December 31, 2009 and 2008	16

ComEd Statistics - Three and Twelve Months Ended December 31, 2009 and 2008	17

PECO Statistics - Three and Twelve Months Ended December 31, 2009 and 2008	18

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended December 31, 2009
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,278	$1,357	$1,266	$(785)	$4,116

Operating expenses
Purchased power	375	692	532	(784)	815
Fuel	300	—	126	(1)	425
Operating and maintenance	727	232	159	2	1,120
Operating and maintenance for regulatory required programs (a)	—	19	—	—	19
Depreciation and amortization	110	123	225	16	474
Taxes other than income	55	67	64	1	187

Total operating expenses	1,567	1,133	1,106	(766)	3,040

Operating income (loss)	711	224	160	(19)	1,076

Other income and deductions
Interest expense, net	(36)	(78)	(42)	(20)	(176)
Equity in losses of unconsolidated affiliates and investments	—	—	(5)	(1)	(6)
Other, net	50	11	5	(6)	60

Total other income and deductions	14	(67)	(42)	(27)	(122)

Income (loss) before income taxes	725	157	118	(46)	954

Income taxes	300	59	40	(26)	373

Net income (loss)	$425	$98	$78	$(20)	$581

	Three Months Ended December 31, 2008
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,443	$1,542	$1,372	$(864)	$4,493

Operating expenses
Purchased power	163	853	553	(865)	704
Fuel	494	—	210	—	704
Operating and maintenance	694	268	174	19	1,155
Operating and maintenance for regulatory required programs (a)	—	11	—	—	11
Depreciation and amortization	72	121	200	12	405
Taxes other than income	44	72	61	4	181

Total operating expenses	1,467	1,325	1,198	(830)	3,160

Operating income (loss)	976	217	174	(34)	1,333

Other income and deductions
Interest expense, net	(28)	(69)	(55)	(42)	(194)
Equity in losses of unconsolidated affiliates and investments	—	(2)	(5)	—	(7)
Other, net	(177)	6	5	15	(151)

Total other income and deductions	(205)	(65)	(55)	(27)	(352)

Income (loss) before income taxes	771	152	119	(61)	981

Income taxes	239	61	39	(45)	294

Income (loss) from continuing operations	532	91	80	(16)	687

Income (loss) from discontinued operations	21	—	—	(1)	20

Net income (loss)	$553	$91	$80	$(17)	$707

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Twelve Months Ended December 31, 2009
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$9,703	$5,774	$5,311	$(3,470)	$17,318

Operating expenses
Purchased power	1,338	3,065	2,274	(3,462)	3,215
Fuel	1,594	—	472	—	2,066
Operating and maintenance	2,938	1,028	640	6	4,612
Operating and maintenance for regulatory required programs (a)	—	63	—	—	63
Depreciation and amortization	333	494	952	55	1,834
Taxes other than income	205	281	276	16	778

Total operating expenses	6,408	4,931	4,614	(3,385)	12,568

Operating income (loss)	3,295	843	697	(85)	4,750

Other income and deductions
Interest expense, net	(113)	(319)	(187)	(112)	(731)
Equity in losses of unconsolidated affiliates and investments	(3)	—	(24)	—	(27)
Other, net	376	79	13	(42)	426

Total other income and deductions	260	(240)	(198)	(154)	(332)

Income (loss) before income taxes	3,555	603	499	(239)	4,418

Income taxes	1,433	229	146	(96)	1,712

Income (loss) from continuing operations	2,122	374	353	(143)	2,706

Income from discontinued operations	—	—	—	1	1

Net income (loss)	$2,122	$374	$353	$(142)	$2,707

	Twelve Months Ended December 31, 2008
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$10,754	$6,136	$5,567	$(3,598)	$18,859

Operating expenses
Purchased power	1,867	3,582	2,411	(3,590)	4,270
Fuel	1,705	—	607	—	2,312
Operating and maintenance	2,717	1,097	731	(7)	4,538
Operating and maintenance for regulatory required programs (a)	—	28	—	—	28
Depreciation and amortization	274	464	854	42	1,634
Taxes other than income	197	298	265	18	778

Total operating expenses	6,760	5,469	4,868	(3,537)	13,560

Operating income (loss)	3,994	667	699	(61)	5,299

Other income and deductions
Interest expense, net	(136)	(348)	(226)	(122)	(832)
Equity in losses of unconsolidated affiliates and investments	(1)	(8)	(16)	(1)	(26)
Other, net	(469)	18	18	26	(407)

Total other income and deductions	(606)	(338)	(224)	(97)	(1,265)

Income (loss) from continuing operations before income taxes	3,388	329	475	(158)	4,034

Income taxes	1,130	128	150	(91)	1,317

Income (loss) from continuing operations	2,258	201	325	(67)	2,717

Income from discontinued operations	20	—	—	—	20

Net income (loss)	$2,278	$201	$325	$(67)	$2,737

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	Variance	2009	2008	Variance
Operating revenues	$2,278	$2,443	$(165)	$9,703	$10,754	$(1,051)

Operating expenses
Purchased power	375	163	212	1,338	1,867	(529)
Fuel	300	494	(194)	1,594	1,705	(111)
Operating and maintenance	727	694	33	2,938	2,717	221
Depreciation and amortization	110	72	38	333	274	59
Taxes other than income	55	44	11	205	197	8

Total operating expenses	1,567	1,467	100	6,408	6,760	(352)

Operating income	711	976	(265)	3,295	3,994	(699)

Other income and deductions
Interest expense, net	(36)	(28)	(8)	(113)	(136)	23
Equity in losses of investments	—	—	—	(3)	(1)	(2)
Other, net	50	(177)	227	376	(469)	845

Total other income and deductions	14	(205)	219	260	(606)	866

Income from continuing operations before income taxes	725	771	(46)	3,555	3,388	167

Income taxes	300	239	61	1,433	1,130	303

Income from continuing operations	425	532	(107)	2,122	2,258	(136)

Income from discontinued operations	—	21	(21)	—	20	(20)

Net income	$425	$553	$(128)	$2,122	$2,278	$(156)

	ComEd

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	Variance	2009	2008	Variance
Operating revenues	$1,357	$1,542	$(185)	$5,774	$6,136	$(362)

Operating expenses
Purchased power	692	853	(161)	3,065	3,582	(517)
Operating and maintenance	232	268	(36)	1,028	1,097	(69)
Operating and maintenance for regulatory required programs (a)	19	11	8	63	28	35
Depreciation and amortization	123	121	2	494	464	30
Taxes other than income	67	72	(5)	281	298	(17)

Total operating expenses	1,133	1,325	(192)	4,931	5,469	(538)

Operating income	224	217	7	843	667	176

Other income and deductions
Interest expense, net	(78)	(69)	(9)	(319)	(348)	29
Equity in losses of unconsolidated affiliates	—	(2)	2	—	(8)	8
Other, net	11	6	5	79	18	61

Total other income and deductions	(67)	(65)	(2)	(240)	(338)	98

Income before income taxes	157	152	5	603	329	274

Income taxes	59	61	(2)	229	128	101

Net income	$98	$91	$7	$374	$201	$173

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	Variance	2009	2008	Variance
Operating revenues	$1,266	$1,372	$(106)	$5,311	$5,567	$(256)

Operating expenses
Purchased power	532	553	(21)	2,274	2,411	(137)
Fuel	126	210	(84)	472	607	(135)
Operating and maintenance	159	174	(15)	640	731	(91)
Depreciation and amortization	225	200	25	952	854	98
Taxes other than income	64	61	3	276	265	11

Total operating expenses	1,106	1,198	(92)	4,614	4,868	(254)

Operating income	160	174	(14)	697	699	(2)

Other income and deductions
Interest expense, net	(42)	(55)	13	(187)	(226)	39
Equity in losses of unconsolidated affiliates	(5)	(5)	—	(24)	(16)	(8)
Other, net	5	5	—	13	18	(5)

Total other income and deductions	(42)	(55)	13	(198)	(224)	26

Income before income taxes	118	119	(1)	499	475	24

Income taxes	40	39	1	146	150	(4)

Net income	$78	$80	$(2)	$353	$325	$28

	Other (a)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	Variance	2009	2008	Variance
Operating revenues	$(785)	$(864)	$79	$(3,470)	$(3,598)	$128

Operating expenses
Purchased power	(784)	(865)	81	(3,462)	(3,590)	128
Fuel	(1)	—	(1)	—	—	—
Operating and maintenance	2	19	(17)	6	(7)	13
Depreciation and amortization	16	12	4	55	42	13
Taxes other than income	1	4	(3)	16	18	(2)

Total operating expenses	(766)	(830)	64	(3,385)	(3,537)	152

Operating loss	(19)	(34)	15	(85)	(61)	(24)

Other income and deductions
Interest expense, net	(20)	(42)	22	(112)	(122)	10
Equity in losses of unconsolidated affiliates and investments	(1)	—	(1)	—	(1)	1
Other, net	(6)	15	(21)	(42)	26	(68)

Total other income and deductions	(27)	(27)	—	(154)	(97)	(57)

Loss from continuing operations before income taxes	(46)	(61)	15	(239)	(158)	(81)

Income taxes	(26)	(45)	19	(96)	(91)	(5)

Loss from continuing operations	(20)	(16)	(4)	(143)	(67)	(76)

Income (loss) from discontinued operations	—	(1)	1	1	—	1

Net loss	$(20)	$(17)	$(3)	$(142)	$(67)	$(75)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	December 31, 2009	December 31, 2008
Current assets
Cash and cash equivalents	$2,010	$1,271
Restricted cash and investments	40	75
Accounts receivable, net
Customer	1,563	1,928
Other	486	324
Mark-to-market derivative assets	376	480
Inventories, net
Fossil fuel	198	315
Materials and supplies	559	528
Other	209	209

Total current assets	5,441	5,130

Property, plant and equipment, net	27,341	25,813

Deferred debits and other assets
Regulatory assets	4,872	5,940
Nuclear decommissioning trust (NDT) funds	6,669	5,500
Investments	724	715
Goodwill	2,625	2,625
Mark-to-market derivative assets	649	679
Other	859	1,144

Total deferred debits and other assets	16,398	16,603

Total assets	$49,180	$47,546

Liabilities and equity
Current liabilities
Short-term borrowings	$155	$211
Long-term debt due within one year	639	29
Long-term debt to PECO Energy Transition Trust due within one year	415	319
Accounts payable	1,345	1,416
Mark-to-market derivative liabilities	198	212
Accrued expenses	923	1,151
Deferred income taxes	152	77
Other	411	396

Total current liabilities	4,238	3,811

Long-term debt	10,995	11,397
Long-term debt to PECO Energy Transition Trust	—	805
Long-term debt to other financing trusts	390	390

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	5,750	4,939
Asset retirement obligations	3,434	3,734
Pension obligations	3,625	4,111
Non-pension postretirement benefits obligations	2,180	2,255
Spent nuclear fuel obligation	1,017	1,015
Regulatory liabilities	3,492	2,520
Mark-to-market derivative liabilities	23	23
Other	1,309	1,412

Total deferred credits and other liabilities	20,830	20,009

Total liabilities	36,453	36,412

Preferred securities of subsidiary	87	87

Shareholders’ equity
Common stock	8,923	8,816
Treasury stock, at cost	(2,328)	(2,338)
Retained earnings	8,134	6,820
Accumulated other comprehensive loss, net	(2,089)	(2,251)

Total shareholders’ equity	12,640	11,047

Total liabilities and shareholders’ equity	$49,180	$47,546

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	For the Years Ended December 31,
	2009	2008
Cash flows from operating activities
Net income	$2,707	$2,737
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel amortization	2,601	2,308
Impairment of long-lived assets	223	—
Deferred income taxes and amortization of investment tax credits	756	374
Net fair value changes related to derivatives	(95)	(515)
Net realized and unrealized (gains) losses on NDT fund investments	(207)	363
Other non-cash operating activities	652	870
Changes in assets and liabilities:
Accounts receivable	234	67
Inventories	51	(109)
Accounts payable, accrued expenses and other current liabilities	(254)	(44)
Option premiums (paid) received, net	(40)	(124)
Counterparty collateral received, net	196	1,027
Income taxes	(29)	(38)
Pension and non-pension postretirement benefit contributions	(588)	(230)
Other assets and liabilities	(113)	(135)

Net cash flows provided by operating activities	6,094	6,551

Cash flows from investing activities
Capital expenditures	(3,273)	(3,117)
Proceeds from NDT fund sales	22,905	17,202
Investment in NDT funds	(23,144)	(17,487)
Proceeds from sales of investments	41	—
Purchases of investments	(28)	—
Change in restricted cash	35	29
Other investing activities	6	(5)

Net cash flows used in investing activities	(3,458)	(3,378)

Cash flows from financing activities
Changes in short-term debt	(56)	(405)
Issuance of long-term debt	1,987	2,265
Retirement of long-term debt	(1,773)	(1,398)
Retirement of long-term debt to financing affiliates	(709)	(1,038)
Dividends paid on common stock	(1,385)	(1,335)
Proceeds from employee stock plans	42	130
Purchase of treasury stock	—	(436)
Purchase of forward contract in relation to certain treasury stock	—	(64)
Other financing activities	(3)	68

Net cash flows used in financing activities	(1,897)	(2,213)

Increase in cash and cash equivalents	739	960
Cash and cash equivalents at beginning of period	1,271	311

Cash and cash equivalents at end of period	$2,010	$1,271

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended December 31, 2009				Three Months Ended December 31, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,116	$32	(c),(d)	$4,148	$4,493	$56	(c),(d)	$4,549

Operating expenses
Purchased power	815	(36	)(e)	779	704	204	(e)	908
Fuel	425	78	(e)	503	704	(50	)(e)	654
Operating and maintenance	1,120	(24	)(f)	1,096	1,155	(23	)(c),(i)	1,132
Operating and maintenance for regulatory required programs (b)	19	—		19	11	—		11
Depreciation and amortization	474	(32	)(f)	442	405	—		405
Taxes other than income	187	—		187	181	—		181

Total operating expenses	3,040	(14)		3,026	3,160	131		3,291

Operating income	1,076	46		1,122	1,333	(75)		1,258

Other income and deductions
Interest expense, net	(176)	—		(176)	(194)	—		(194)
Equity in losses of unconsolidated affiliates and investments	(6)	—		(6)	(7)	—		(7)
Other, net	60	(18	)(g),(h)	42	(151)	189	(h)	38

Total other income and deductions	(122)	(18)		(140)	(352)	189		(163)

Income before income taxes	954	28		982	981	114		1,095

Income taxes	373	(1	)(c),(d),(e),(f),(g),(h)	372	294	91	(c),(d),(e),(h),(i)	385

Income from continuing operations	581	29		610	687	23		710

Income (loss) from discontinued operations	—	—		—	20	(21	)(j)	(1)

Net income	$581	$29		$610	$707	$2		$709

Effective tax rate	39.1%			37.9%	30.0%			35.2%

Earnings per average common share
Basic:
Income from continuing operations	$0.88	$0.04		$0.92	$1.04	$0.03		$1.07
Income from discontinued operations	—	—		—	0.03	(0.03)		—

Net income	$0.88	$0.04		$0.92	$1.07	$—		$1.07

Diluted:
Income from continuing operations	$0.88	$0.04		$0.92	$1.04	$0.03		$1.07
Income from discontinued operations	—	—		—	0.03	(0.03)		—

Net income	$0.88	$0.04		$0.92	$1.07	$—		$1.07

Average common shares outstanding
Basic	660			660	658			658
Diluted	662			662	661			661

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (c)		$0.02				$0.04
City of Chicago settlement (d)		0.01				0.02
Mark-to-market impact of economic hedging activities (e)		(0.04)				(0.15)
Retirement of fossil generating units (f)		0.05				—
Costs associated with early debt retirements (g)		0.02				—
Unrealized gains and losses related to NDT fund investments (h)		(0.02)				0.10
NRG acquisition costs (i)		—				0.02
Resolution of tax matters related to Sithe (j)		—				(0.03)

Total adjustments		$0.04				$—

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude the costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(e)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(f)	Adjustment to exclude costs associated with the planned retirement of fossil generating units.
(g)	Adjustment to exclude 2009 costs associated with early debt retirements.
(h)	Adjustment to exclude the unrealized gains in 2009 and unrealized losses in 2008 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(i)	Adjustment to exclude external costs in 2008 associated with Exelon’s proposed acquisition of NRG Energy, Inc. (NRG), which was terminated in July 2009.
(j)	Adjustment to exclude the resolution of tax matters at Generation related to Sithe.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Twelve Months Ended December 31, 2009				Twelve Months Ended December 31, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$17,318	$114	(c),(d)	$17,432	$18,859	$245	(c),(d)	$19,104

Operating expenses
Purchased power	3,215	94	(e)	3,309	4,270	414	(e)	4,684
Fuel	2,066	87	(e)	2,153	2,312	38	(e)	2,350
Operating and maintenance	4,612	(265	)(c),(f),(g),(h),(i),(j)	4,347	4,538	—	(c),(f),(i)	4,538
Operating and maintenance for regulatory required programs (b)	63	—		63	28	—		28
Depreciation and amortization	1,834	(32	)(j)	1,802	1,634	—		1,634
Taxes other than income	778	—		778	778	—		778

Total operating expenses	12,568	(116)		12,452	13,560	452		14,012

Operating income	4,750	230		4,980	5,299	(207)		5,092

Other income and deductions
Interest expense, net	(731)	12	(k),(l)	(719)	(832)	—		(832)
Equity in losses of unconsolidated affiliates and investments	(27)	—		(27)	(26)	—		(26)
Other, net	426	(324	)(k),(l),(m)	102	(407)	524	(m)	117

Total other income and deductions	(332)	(312)		(644)	(1,265)	524		(741)

Income from continuing operations before income taxes	4,418	(82)		4,336	4,034	317		4,351

Income taxes	1,712	(98	)(c),(d),(e),(f),(g),(h),(i),(j),(k),(l),(m)	1,614	1,317	253	(c),(d),(e),(f),(i),(m)	1,570

Income from continuing operations	2,706	16		2,722	2,717	64		2,781

Income from discontinued operations	1	—		1	20	(20	)(n)	—

Net Income	$2,707	$16		$2,723	$2,737	$44		$2,781

Effective tax rate	38.8%			37.2%	32.6%			36.1%

Earnings per average common share
Basic:
Income from continuing operations	$4.10	$0.03		$4.13	$4.13	$0.10		$4.23
Income from discontinued operations	—	—		—	0.03	(0.03)		—

Net income	$4.10	$0.03		$4.13	$4.16	$0.07		$4.23

Diluted:
Income from continuing operations	$4.09	$0.03		$4.12	$4.10	$0.10		$4.20
Income from discontinued operations	—	—		—	0.03	(0.03)		—

Net income	$4.09	$0.03		$4.12	$4.13	$0.07		$4.20

Average common shares outstanding
Basic	659			659	658			658
Diluted	662			662	662			662

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (c)		$0.10				$0.22
City of Chicago settlement (d)		0.01				0.02
Mark-to-market impact of economic hedging activities (e)		(0.16)				(0.41)
NRG acquisition costs (f)		0.03				0.02
Impairment of certain generating assets (g)		0.20				—
2009 restructuring charges (h)		0.03				—
Decommissioning obligation reduction (i)		(0.05)				(0.02)
Retirement of fossil generating units (j)		0.05				—
Non-cash income tax matters and state taxes (k)		(0.10)				—
Costs associated with early debt retirements (l)		0.11				—
Unrealized gains and losses related to NDT fund investments (m)		(0.19)				0.27
Resolution of tax matters related to Sithe (n)		—				(0.03)

Total adjustments		$0.03				$0.07

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude the costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(e)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(f)	Adjustment to exclude external costs associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(g)	Adjustment to exclude the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.
(h)	Adjustment to exclude 2009 restructuring charges.
(i)	Adjustment to exclude the reduction in Generation’s decommissioning obligation.
(j)	Adjustment to exclude costs associated with the planned retirement of fossil generating units.
(k)	Adjustment to exclude 2009 remeasurements of income tax uncertainties and a change in state deferred income taxes.
(l)	Adjustment to exclude 2009 costs associated with early debt retirements.
(m)	Adjustment to exclude the unrealized gains in 2009 and unrealized losses in 2008 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(n)	Adjustment to exclude the resolution of tax matters at Generation related to Sithe.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Earnings By Business Segment (in millions)

Three Months Ended December 31, 2009 and 2008

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2008 GAAP Earnings (Loss)	$1.07	$553	$91	$80	$(17)	$707

2008 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.04	23	3	—	—	26
Mark-to-Market Impact of Economic Hedging Activities	(0.15)	(93)	—	—	—	(93)
Unrealized Losses Related to NDT Fund Investments	0.10	68	—	—	—	68
City of Chicago Settlement with ComEd	0.02	—	11	—	—	11
Resolution of Tax Matters at Generation Related to Sithe	(0.03)	(21)	—	—	—	(21)
NRG Acquisition Costs (1)	0.02	—	—	—	11	11

2008 Adjusted (non-GAAP) Operating Earnings (Loss)	1.07	530	105	80	(6)	709

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Output (2)	(0.04)	(23)	—	—	—	(23)
Nuclear Fuel Costs (3)	(0.02)	(13)	—	—	—	(13)
Market and Portfolio Conditions (4)	(0.03)	(18)	—	—	—	(18)
ComEd and PECO Margins:
Weather (5)	(0.02)	—	(8)	(7)	—	(15)
Other Energy Delivery (6)	(0.02)	—	(17)	6	—	(11)
Operating and Maintenance Expense:
Bad Debt (7)	0.02	—	1	10	—	11
Labor, Contracting and Materials (8)	0.07	16	22	3	—	41
Other Operating and Maintenance (9)	(0.01)	(14)	3	(1)	1	(11)
Pension and Non-Pension Postretirement Benefits (10)	(0.04)	(14)	(7)	(1)	(3)	(25)
Depreciation and Amortization Expense (11)	(0.04)	(4)	(1)	(17)	(1)	(23)
Tax Method Change - Overhead Costs (12)	(0.02)	—	(15)	(3)	4	(14)
Income Taxes (13)	(0.04)	(15)	4	(1)	(12)	(24)
Interest Expense (14)	0.02	(6)	8	11	—	13
Other (15)	0.02	2	10	(2)	3	13

2009 Adjusted (non-GAAP) Operating Earnings (Loss)	0.92	441	105	78	(14)	610

2009 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	(0.02)	(13)	(2)	—	—	(15)
Mark-to-Market Impact of Economic Hedging Activities	0.04	26	—	—	—	26
Unrealized Gains Related to NDT Fund Investments	0.02	14	—	—	—	14
City of Chicago Settlement with ComEd	(0.01)	—	(5)	—	—	(5)
Costs Associated with Early Debt Retirements	(0.02)	(9)	—	—	(6)	(15)
Retirement of Fossil Generating Units (16)	(0.05)	(34)	—	—	—	(34)

2009 GAAP Earnings (Loss)	$0.88	$425	$98	$78	$(20)	$581

(1)	Reflects external costs incurred in 2008 associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(2)	Reflects the impact of increased planned and unplanned nuclear outage days in 2009, primarily due to steam generator replacement at Three Mile Island.
(3)	Reflects the impact of higher nuclear fuel costs.
(4)	Primarily reflects the impact of lower energy prices, partially offset by the impact of 2008 impairments of stored oil inventory.
(5)	Primarily reflects the impact of unfavorable weather conditions in 2009 compared to 2008 in the ComEd and PECO service territories.
(6)	For ComEd, primarily reflects lower transmission revenues and the impact of reduced load. For PECO, primarily reflects increased gas distribution rates effective January 2009, partially offset by the impact of reduced load.
(7)	Reflects the impact of improved accounts receivable aging at PECO as a result of enhancements to its credit processes and increased termination and collection activities in late 2008 and 2009.
(8)	Primarily reflects the impact of Exelon’s 2009 cost savings program, partially offset by inflation related to labor, contracting and materials expense.
(9)	Primarily reflects the 2008 impact of a nuclear insurance credit at Generation, partially offset by the impact of Exelon’s 2009 cost savings program.
(10)	Reflects increased pension and non-pension postretirement benefits expense primarily due to lower than expected asset returns in 2008.
(11)	Reflects increased scheduled competitive transition charge (CTC) amortization expense at PECO and increased depreciation expense across the operating companies due to ongoing capital expenditures.
(12)	Reflects the impact of income tax benefits in 2008 associated with Exelon’s tax method of capitalizing overhead costs.
(13)	Primarily reflects the 2008 impacts of benefits from state tax settlements and tax planning.
(14)	Primarily reflects decreased interest expense due to lower outstanding debt at PECO.
(15)	Primarily reflects decreased taxes other than income at ComEd.
(16)	Reflects incremental accelerated depreciation, inventory write-downs and severance costs associated with the planned retirement of four fossil generating units in 2011.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Earnings By Business Segment (in millions)

Twelve Months Ended December 31, 2009 and 2008

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2008 GAAP Earnings (Loss)	$4.13	$2,278	$201	$325	$(67)	$2,737

2008 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.22	138	7	—	—	145
Mark-to-Market Impact of Economic Hedging Activities	(0.41)	(272)	—	—	—	(272)
Unrealized Losses Related to NDT Fund Investments	0.27	184	—	—	—	184
Decommissioning Obligation Reduction (1)	(0.02)	(15)	—	—	—	(15)
City of Chicago Settlement with ComEd	0.02	—	11	—	—	11
Resolution of Tax Matters at Generation Related to Sithe	(0.03)	(20)	—	—	—	(20)
NRG Acquisition Costs (2)	0.02	—	—	—	11	11

2008 Adjusted (non-GAAP) Operating Earnings (Loss)	4.20	2,293	219	325	(56)	2,781

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Output (3)	0.02	10	—	—	—	10
Nuclear Fuel Costs (4)	(0.07)	(46)	—	—	—	(46)
Market and Portfolio Conditions (5)	(0.20)	(128)	—	—	—	(128)
ComEd and PECO Margins:
Weather (6)	(0.06)	—	(27)	(15)	—	(42)
Other Energy Delivery (7)	0.19	—	97	26	—	123
Operating and Maintenance Expense:
Bad Debt (8)	0.11	14	(9)	69	—	74
Labor, Contracting and Materials (9)	0.08	22	40	(7)	—	55
Other Operating and Maintenance (10)	0.09	(2)	36	11	11	56
Pension and Non-Pension Postretirement Benefits (11)	(0.15)	(52)	(31)	(6)	(9)	(98)
Planned Nuclear Refueling Outages (12)	0.03	17	—	—	—	17
Discrete Items Resulting From the Distribution Rate Case (13)	0.02	—	15	—	—	15
Depreciation and Amortization Expense (14)	(0.17)	(17)	(20)	(69)	(7)	(113)
Tax Method Change - Overhead Costs (15)	(0.03)	6	(24)	(7)	5	(20)
Income Taxes (16)	(0.07)	(41)	14	12	(30)	(45)
Interest Expense (17)	0.11	15	30	27	3	75
Other (18)	0.02	1	16	(12)	4	9

2009 Adjusted (non-GAAP) Operating Earnings (Loss)	4.12	2,092	356	354	(79)	2,723

2009 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	(0.10)	(62)	(4)	—	—	(66)
Mark-to-Market Impact of Economic Hedging Activities	0.16	110	—	—	—	110
Unrealized Gains Related to NDT Fund Investments	0.19	132	—	—	—	132
Decommissioning Obligation Reduction (1)	0.05	32	—	—	—	32
City of Chicago Settlement with ComEd	(0.01)	—	(5)	—	—	(5)
NRG Acquisition Costs (2)	(0.03)	—	—	—	(20)	(20)
Impairment of Certain Generating Assets (19)	(0.20)	(135)	—	—	—	(135)
2009 Restructuring Charges (20)	(0.03)	(7)	(13)	(1)	(1)	(22)
Non-Cash Remeasurement of Income Tax Uncertainties and Reassessment of State Deferred Income Taxes (21)	0.10	38	40	—	(12)	66
Costs Associated with Early Debt Retirements	(0.11)	(44)	—	—	(30)	(74)
Retirement of Fossil Generating Units (22)	(0.05)	(34)	—	—	—	(34)

2009 GAAP Earnings (Loss)	$4.09	$2,122	$374	$353	$(142)	$2,707

(1)	Reflects a decrease in Generation’s decommissioning obligation liability primarily related to the former AmerGen nuclear plants.
(2)	Reflects external costs incurred associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(3)	Primarily reflects the impact of decreased planned and unplanned nuclear outage days in 2009.
(4)	Reflects the impact of higher nuclear fuel costs.
(5)	Primarily reflects the 2008 impacts of revenue from certain long options in Generation’s proprietary trading portfolio and gains related to the settlement of uranium supply agreements and the 2009 impact of lower energy prices, partially offset by the impact of 2008 impairments of stored oil inventory.
(6)	Primarily reflects the impact of unfavorable weather conditions in 2009 compared to 2008 in the ComEd and PECO service territories.
(7)	Primarily reflects increased distribution rates at ComEd effective September 2008, increased gas distribution rates at PECO effective January 2009 and the impact of a reduction in PECO’s 2008 distribution rates made to refund the 2007 Pennsylvania Public Utility Realty Tax Act tax settlement to customers (completely offset by increased taxes other than income as noted in number 18 below), partially offset by reduced load at ComEd and PECO.
(8)	For Generation, reflects the impact of a reserve recorded in 2008 for counterparty exposure to Lehman Brothers Holdings, Inc. For ComEd, reflects an increase in uncollectible accounts, in part as a result of the current overall negative economic conditions, partially mitigated by ComEd’s increased collection activities in 2009. For PECO, reflects the impact of improved accounts receivable aging as a result of enhancements to its credit processes and increased termination and collection activities in late 2008 and 2009.
(9)	Primarily reflects the impact of Exelon’s 2009 cost savings program, partially offset by inflation related to labor, contracting and materials expense (exclusive of planned nuclear refueling outages as disclosed in number 12 below).
(10)	Primarily reflects the impact of decreased storm costs in 2009 in the ComEd and PECO service territories, decreased nuclear refueling outage costs related to Generation’s ownership interest in Salem and the impact of Exelon’s 2009 cost savings program, partially offset by the 2008 impact of a nuclear insurance credit at Generation.
(11)	Reflects increased pension and non-pension postretirement benefits expense primarily due to lower than expected asset returns in 2008.
(12)	Reflects fewer planned nuclear refueling outages, excluding Salem, despite increased outage days for steam generator replacement at Three Mile Island.
(13)	Reflects the 2008 impact of discrete disallowances, net of allowed regulatory assets, mandated by the September 2008 ICC rate order.
(14)	Primarily reflects increased scheduled CTC amortization expense at PECO and increased depreciation expense across the operating companies due to ongoing capital expenditures.
(15)	Reflects the impact of income tax benefits in 2008 associated with Exelon’s tax method of capitalizing overhead costs.
(16)	Primarily reflects the 2008 impact of benefits from state tax settlements and a decrease in Generation’s manufacturing deduction in 2009, partially offset by a decrease in PECO’s 2009 state income tax expense due to higher deductible interest expense.
(17)	Primarily reflects decreased interest expense due to lower outstanding debt at ComEd, PECO and Exelon Corporate and lower interest rates on Generation’s spent nuclear fuel obligation.
(18)	For ComEd, primarily reflects decreased taxes other than income. For PECO, primarily reflects increased taxes other than income (completely offset by increased revenues as noted in number 7 above), partially offset by a decrease in gross receipts tax expense due to a rate reduction.
(19)	Reflects the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.
(20)	Reflects severance expense associated with the elimination of management and staff positions pursuant to Exelon’s 2009 cost savings program.
(21)	Reflects the impacts of the 2009 remeasurement of tax uncertainties related to ComEd’s 1999 sale of fossil generating assets and a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s income.
(22)	Reflects incremental accelerated depreciation, inventory write-downs and severance costs associated with the planned retirement of four fossil generating units in 2011.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended December 31, 2009				Three Months Ended December 31, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,278	$20	(b)	$2,298	$2,443	$37	(b)	$2,480

Operating expenses
Purchased power	375	(36	)(c)	339	163	204	(c)	367
Fuel	300	78	(c)	378	494	(50	)(c)	444
Operating and maintenance	727	(24	)(d)	703	694	—		694
Depreciation and amortization	110	(32	)(d)	78	72	—		72
Taxes other than income	55	—		55	44	—		44

Total operating expenses	1,567	(14)		1,553	1,467	154		1,621

Operating income	711	34		745	976	(117)		859

Other income and deductions
Interest expense, net	(36)	—		(36)	(28)	—		(28)
Equity in losses of investments	—	—		—	—	—		—
Other, net	50	(28	)(e),(f)	22	(177)	189	(f)	12

Total other income and deductions	14	(28)		(14)	(205)	189		(16)

Income from continuing operations before income taxes	725	6		731	771	72		843

Income taxes	300	(10	)(b),(c),(d),(e),(f)	290	239	74	(b),(c),(f)	313

Income from continuing operations	425	16		441	532	(2)		530
Income from discontinued operations	—	—		—	21	(21	)(g)	—

Net Income	$425	$16		$441	$553	$(23)		$530

	Twelve Months Ended December 31, 2009				Twelve Months Ended December 31, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$9,703	$98	(b)	$9,801	$10,754	$221	(b)	$10,975

Operating expenses
Purchased power	1,338	94	(c)	1,432	1,867	414	(c)	2,281
Fuel	1,594	87	(c)	1,681	1,705	38	(c)	1,743
Operating and maintenance	2,938	(207	)(d),(h),(i),(j)	2,731	2,717	25	(j)	2,742
Depreciation and amortization	333	(32	)(d)	301	274	—		274
Taxes other than income	205	—		205	197	—		197

Total operating expenses	6,408	(58)		6,350	6,760	477		7,237

Operating income	3,295	156		3,451	3,994	(256)		3,738

Other income and deductions
Interest expense, net	(113)	2	(e)	(111)	(136)	—		(136)
Equity in losses of investments	(3)	—		(3)	(1)	—		(1)
Other, net	376	(320	)(e),(f),(j)	56	(469)	524	(f)	55

Total other income and deductions	260	(318)		(58)	(606)	524		(82)

Income from continuing operations before income taxes	3,555	(162)		3,393	3,388	268		3,656

Income taxes	1,433	(132	)(b),(c),(d),(e),(f),(h),(i),(j),(k)	1,301	1,130	233	(b),(c),(f),(j)	1,363

Income from continuing operations	2,122	(30)		2,092	2,258	35		2,293
Income from discontinued operations	—	—		—	20	(20	)(g)	—

Net income	$2,122	$(30)		$2,092	$2,278	$15		$2,293

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(d)	Adjustment to exclude costs associated with the planned retirement of fossil generating units.
(e)	Adjustment to exclude 2009 costs associated with early debt retirements.
(f)	Adjustment to exclude the unrealized gains in 2009 and unrealized losses in 2008 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(g)	Adjustment to exclude the resolution of tax matters at Generation related to Sithe.
(h)	Adjustment to exclude the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.
(i)	Adjustment to exclude 2009 restructuring charges.
(j)	Adjustment to exclude the reduction in Generation’s decommissioning obligation.
(k)	Adjustment to exclude a change in state deferred income taxes.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended December 31, 2009				Three Months Ended December 31, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,357	$12	(c),(d)	$1,369	$1,542	$19	(c),(d)	$1,561

Operating expenses
Purchased power	692	—		692	853	—		853
Operating and maintenance	232	—		232	268	(4	)(c)	264
Operating and maintenance for regulatory required programs (b)	19	—		19	11	—		11
Depreciation and amortization	123	—		123	121	—		121
Taxes other than income	67	—		67	72	—		72

Total operating expenses	1,133	—		1,133	1,325	(4)		1,321

Operating income	224	12		236	217	23		240

Other income and deductions
Interest expense, net	(78)	—		(78)	(69)	—		(69)
Equity in losses of unconsolidated affiliates	—	—		—	(2)	—		(2)
Other, net	11	—		11	6	—		6

Total other income and deductions	(67)	—		(67)	(65)	—		(65)

Income before income taxes	157	12		169	152	23		175

Income taxes	59	5	(c),(d)	64	61	9	(c),(d)	70

Net income	$98	$7		$105	$91	$14		$105

	Twelve Months Ended December 31, 2009				Twelve Months Ended December 31, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$5,774	$16	(c),(d)	$5,790	$6,136	$24	(c),(d)	$6,160

Operating expenses
Purchased power	3,065	—		3,065	3,582	—		3,582
Operating and maintenance	1,028	(20	)(c),(e)	1,008	1,097	(7	)(c)	1,090
Operating and maintenance for regulatory required programs (b)	63	—		63	28			28
Depreciation and amortization	494	—		494	464	—		464
Taxes other than income	281	—		281	298	—		298

Total operating expenses	4,931	(20)		4,911	5,469	(7)		5,462

Operating income	843	36		879	667	31		698

Other income and deductions
Interest expense, net	(319)	(6	)(f)	(325)	(348)	—		(348)
Equity in losses of unconsolidated affiliates	—	—		—	(8)	—		(8)
Other, net	79	(60	)(f)	19	18	—		18

Total other income and deductions	(240)	(66)		(306)	(338)	—		(338)

Income before income taxes	603	(30)		573	329	31		360

Income taxes	229	(12	)(c),(d),(e),(f)	217	128	13	(c),(d)	141

Net income	$374	$(18)		$356	$201	$18		$219

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude the costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(e)	Adjustment to exclude 2009 restructuring charges.
(f)	Adjustment to exclude 2009 remeasurements of income tax uncertainties.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended December 31, 2009				Three Months Ended December 31, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,266	$—		$1,266	$1,372	$—	$1,372

Operating expenses
Purchased power	532	—		532	553	—	553
Fuel	126	—		126	210	—	210
Operating and maintenance	159	—		159	174	—	174
Depreciation and amortization	225	—		225	200	—	200
Taxes other than income	64	—		64	61	—	61

Total operating expenses	1,106	—		1,106	1,198	—	1,198

Operating income	160	—		160	174	—	174

Other income and deductions
Interest expense, net	(42)	—		(42)	(55)	—	(55)
Equity in losses of unconsolidated affiliates	(5)	—		(5)	(5)	—	(5)
Other, net	5	—		5	5	—	5

Total other income and deductions	(42)	—		(42)	(55)	—	(55)

Income before income taxes	118	—		118	119	—	119

Income taxes	40	—		40	39	—	39

Net income	$78	$—		$78	$80	$—	$80

	Twelve Months Ended December 31, 2009				Twelve Months Ended December 31, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$5,311	$—		$5,311	$5,567	$—	$5,567

Operating expenses
Purchased power	2,274	—		2,274	2,411	—	2,411
Fuel	472	—		472	607		607
Operating and maintenance	640	(3	)(b)	637	731	—	731
Depreciation and amortization	952	—		952	854	—	854
Taxes other than income	276	—		276	265	—	265

Total operating expenses	4,614	(3)		4,611	4,868	—	4,868

Operating income	697	3		700	699	—	699

Other income and deductions
Interest expense, net	(187)	—		(187)	(226)	—	(226)
Equity in losses of unconsolidated affiliates	(24)	—		(24)	(16)	—	(16)
Other, net	13	—		13	18	—	18

Total other income and deductions	(198)	—		(198)	(224)	—	(224)

Income before income taxes	499	3		502	475	—	475

Income taxes	146	2	(b)	148	150	—	150

Net income	$353	$1		$354	$325	$—	$325

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude 2009 restructuring charges.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other

	Three Months Ended December 31, 2009				Three Months Ended December 31, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(785)	$—		$(785)	$(864)	$—		$(864)

Operating expenses
Purchased power	(784)	—		(784)	(865)	—		(865)
Fuel	(1)	—		(1)	—	—		—
Operating and maintenance	2	—		2	19	(18	)(c)	1
Depreciation and amortization	16	—		16	12	—		12
Taxes other than income	1	—		1	4	—		4

Total operating expenses	(766)	—		(766)	(830)	(18)		(848)

Operating loss	(19)	—		(19)	(34)	18		(16)

Other income and deductions
Interest expense, net	(20)	—		(20)	(42)	—		(42)
Equity in losses of unconsolidated affiliates and investments	(1)	—		(1)	—	—		—
Other, net	(6)	10	(b)	4	15	—		15

Total other income and deductions	(27)	10		(17)	(27)	—		(27)

Loss before income taxes	(46)	10		(36)	(61)	18		(43)

Income taxes	(26)	4	(b)	(22)	(45)	7	(d)	(38)

Income (loss) from continuing operations	(20)	6		(14)	(16)	11		(5)

Loss from discontinued operations	—	—		—	(1)	—		(1)

Net loss	$(20)	$6		$(14)	$(17)	$11		$(6)

	Twelve Months Ended December 31, 2009				Twelve Months Ended December 31, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(3,470)	$—		$(3,470)	$(3,598)	$—		$(3,598)

Operating expenses
Purchased power	(3,462)	—		(3,462)	(3,590)	—		(3,590)
Fuel	—	—		—	—	—		—
Operating and maintenance	6	(35	)(c),(d)	(29)	(7)	(18	)(c)	(25)
Depreciation and amortization	55	—		55	42	—		42
Taxes other than income	16	—		16	18	—		18

Total operating expenses	(3,385)	(35)		(3,420)	(3,537)	(18)		(3,555)

Operating loss	(85)	35		(50)	(61)	18		(43)

Other income and deductions
Interest expense, net	(112)	16	(b),(e)	(96)	(122)	—		(122)
Equity in losses of unconsolidated affiliates and investments	—	—		—	(1)	—		(1)
Other, net	(42)	56	(b),(e)	14	26	—		26

Total other income and deductions	(154)	72		(82)	(97)	—		(97)

Loss before income taxes	(239)	107		(132)	(158)	18		(140)

Income taxes	(96)	44	(b),(c),(d),(e),(f)	(52)	(91)	7	(c)	(84)

Loss from continuing operations	(143)	63		(80)	(67)	11		(56)

Income from discontinued operations	1	—		1	—	—		—

Net loss	$(142)	$63		$(79)	$(67)	$11		$(56)

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude 2009 costs associated with early debt retirements.
(c)	Adjustment to exclude external costs associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(d)	Adjustment to exclude 2009 restructuring charges.
(e)	Adjustment to exclude 2009 remeasurements of income tax uncertainties.
(f)	Adjustment to exclude a change in state deferred income taxes.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Dec. 31, 2009	Sept. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008
Supply (in GWhs)
Nuclear	33,609	35,684	34,995	35,382	34,887
Purchased Power	5,184	6,669	5,276	6,077	6,100
Fossil and Hydro	2,034	2,689	2,701	2,765	2,162

Power Team Supply	40,827	45,042	42,972	44,224	43,149

	Three Months Ended
	Dec. 31, 2009	Sept. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008
Electric Sales (in GWhs)
ComEd (a)	3,439	3,639	4,215	5,537	5,261
PECO (a)	9,588	10,809	9,277	10,223	9,760
Market and Retail (a)	27,800	30,594	29,480	28,464	28,128

Total Electric Sales (b) (c)	40,827	45,042	42,972	44,224	43,149

Average Margin ($/MWh)
Average Realized Revenue
ComEd (a)	$63.39	$64.03	$63.58	$63.21	$63.30
PECO (a)	48.60	51.35	51.74	49.30	49.28
Market and Retail (a)	54.96	52.99	54.27	57.12	54.18
Total Electric Sales	54.18	53.48	54.64	56.08	54.18
Average Purchased Power and Fuel Cost (d)	$15.82	$17.16	$15.68	$16.82	$15.90
Average Margin (d)	$38.36	$36.32	$38.96	$39.25	$38.28

Around-the-clock Market Prices ($/MWh) (e)
PJM West Hub	$37.31	$33.20	$33.70	$49.18	$52.62
NiHub	29.61	25.69	26.11	34.09	38.06

(a)	$88 million, $104 million, $69 million, $31 million and $20 million of pre-tax revenue resulting from the settlement of the ComEd swap starting in June 2008, have been excluded from ComEd and included in Market and Retail sales for the quarters ended December 31, 2009, September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008, respectively. Additionally, $12 million (411 GWhs), $11 million (397 GWhs), $7 million (209 GWhs), $58 million (898 GWhs) and $29 million (486 GWhs) of pre-tax revenue, resulting from sales to ComEd under the RFP, which started in September 2008, have been excluded from ComEd and included in Market and Retail sales for the quarters ended December 31, 2009, September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008, respectively. In addition, renewable energy credits sales to affiliates have been included within Market and Retail Sales.
(b)	Excludes retail gas activity, trading portfolio and other operating revenue.
(c)	Total sales do not include trading volume of 1,599 GWhs, 1,645 GWhs, 2,003 GWhs, 2,331 GWhs and 2,153 GWhs for the three months ended December 31, 2009, September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008, respectively.
(d)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(e)	Represents the average for the quarter.

EXELON CORPORATION

Exelon Generation Statistics

Twelve Months Ended December 31, 2009 and 2008

	December 31, 2009	December 31, 2008
Supply (in GWhs)
Nuclear	139,670	139,342
Purchased Power	23,206	26,263
Fossil and Hydro	10,189	10,569

Power Team Supply	173,065	176,174

	December 31, 2009	December 31, 2008
Electric Sales (in GWhs)
ComEd (a)	16,830	23,200
PECO (a)	39,897	40,966
Market and Retail (a)	116,338	112,008

Total Electric Sales (b) (c)	173,065	176,174

Average Margin ($/MWh)
Average Realized Revenue
ComEd (a)	$63.52	$63.71
PECO (a)	50.25	50.85
Market and Retail (a)	54.79	59.99
Total Electric Sales	54.59	58.35
Average Purchased Power and Fuel Cost (d)	$16.39	$19.87
Average Margin (d)	$38.20	$38.48

Around-the-clock Market Prices ($/MWh) (e)
PJM West Hub	$38.30	$68.52
NiHub	28.85	49.00

(a)	$292 million of pre-tax revenue, and $2 million of a pre-tax reduction in revenue, resulting from the settlement of the ComEd swap starting in June 2008, have been excluded from ComEd and included in Market and Retail sales for the twelve months ended December 31, 2009 and December 31, 2008, respectively. Additionally, $88 million (1,916 GWhs) and $29 million (486 GWhs) of pre-tax revenue, resulting from sales to ComEd under the RFP, which started in September 2008, have been excluded from ComEd and included in Market and Retail sales for the twelve months ended December 31, 2009 and December 31, 2008, respectively. In addition, renewable energy credits sales to affiliates have been included within Market and Retail Sales.
(b)	Excludes retail gas sales, trading portfolio and other operating revenue.
(c)	Total sales do not include trading volume of 7,578 GWhs and 8,891 GWhs for the twelve months ended December 31, 2009 and December 31, 2008, respectively.
(d)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(e)	Represents the average for the year.

EXELON CORPORATION

ComEd Statistics

Three Months Ended December 31, 2009 and 2008

	Electric Deliveries (in GWhs)			Revenue (in millions)
	2009	2008	% Change	2009	2008	% Change
Full Service (a)
Residential	6,541	6,868	(4.8)%	$741	$839	(11.7)%
Small Commercial & Industrial	3,188	3,545	(10.1)%	297	373	(20.4)%
Large Commercial & Industrial	292	242	20.7%	17	18	(5.6)%
Public Authorities & Electric Railroads	116	97	19.6%	12	12	0.0%

Total Full Service	10,137	10,752	(5.7)%	1,067	1,242	(14.1)%

Delivery Only (b)
Residential (c)	—	—	n.m.	—	—	n.m.
Small Commercial & Industrial	4,709	4,521	4.2%	81	78	3.8%
Large Commercial & Industrial	6,213	6,630	(6.3)%	76	80	(5.0)%
Public Authorities & Electric Railroads	213	213	0.0%	3	4	(25.0)%

Total Delivery Only	11,135	11,364	(2.0)%	160	162	(1.2)%

Total Retail	21,272	22,116	(3.8)%	1,227	1,404	(12.6)%

Other Revenue (d)				130	138	(5.8)%

Total Revenues				$1,357	$1,542	(12.0)%

Purchased Power				$692	$853	(18.9)%

Heating and Cooling Degree-Days (e)	2009	2008	Normal
Heating Degree-Days	2,264	2,455	2,278
Cooling Degree-Days	—	10	7

(a)	Reflects deliveries to customers purchasing electricity from ComEd.
(b)	Reflects customers electing to purchase electricity from an alternative electric generation supplier.
(c)	There were a minimal number of residential customers being served by alternative electric generation suppliers with total revenue of less than $1 million.
(d)	Other revenue primarily includes transmission revenue from PJM Interconnection, LLC (PJM). Other items include late payment charges and mutual assistance program revenues.
(e)	Reflects the impact of the leap year day in 2008.
n.m.	Not meaningful.

Twelve Months Ended December 31, 2009 and 2008

	Electric Deliveries (in GWhs)			Revenue (in millions)
	2009	2008	% Change	2009	2008	% Change
Full Service (a)
Residential	26,619	28,389	(6.2)%	$3,115	$3,284	(5.1)%
Small Commercial & Industrial	13,633	14,937	(8.7)%	1,335	1,542	(13.4)%
Large Commercial & Industrial	1,216	1,045	16.4%	73	90	(18.9)%
Public Authorities & Electric Railroads	421	578	(27.2)%	44	52	(15.4)%

Total Full Service	41,889	44,949	(6.8)%	4,567	4,968	(8.1)%

Delivery Only (b)
Residential	2	—	n.m.	—	—	n.m.
Small Commercial & Industrial	18,601	18,550	0.3%	325	289	12.5%
Large Commercial & Industrial	25,452	27,764	(8.3)%	314	295	6.4%
Public Authorities & Electric Railroads	816	636	28.3%	13	7	85.7%

Total Delivery Only	44,871	46,950	(4.4)%	652	591	10.3%

Total Retail	86,760	91,899	(5.6)%	5,219	5,559	(6.1)%

Other Revenue (c)				555	577	(3.8)%

Total Revenues				$5,774	$6,136	(5.9)%

Purchased Power				$3,065	$3,582	(14.4)%

Heating and Cooling Degree-Days (d)	2009	2008	Normal
Heating Degree-Days	6,429	6,680	6,362
Cooling Degree-Days	589	828	855

(a)	Reflects deliveries to customers purchasing electricity from ComEd.
(b)	Reflects customers electing to purchase electricity from an alternative electric generation supplier.
(c)	Other revenue primarily includes transmission revenue from PJM. Other items include late payment charges and mutual assistance program revenues.
(d)	Reflects the impact of the leap year day in 2008.
n.m.	Not meaningful.

EXELON CORPORATION

PECO Statistics

Three Months Ended December 31, 2009 and 2008

	Electric and Gas Deliveries			Revenue (in millions)
	2009	2008	% Change	2009	2008	% Change
Electric (in GWhs)
Full Service (a)
Residential	3,083	3,136	(1.7)%	$429	$430	(0.2)%
Small Commercial & Industrial	1,889	1,953	(3.3)%	228	235	(3.0)%
Large Commercial & Industrial	3,871	3,954	(2.1)%	312	332	(6.0)%
Public Authorities & Electric Railroads	228	229	(0.4)%	22	22	0.0%

Total Full Service	9,071	9,272	(2.2)%	991	1,019	(2.7)%

Delivery Only (b)
Residential	5	6	(16.7)%	—	—	n.m.
Small Commercial & Industrial	76	98	(22.4)%	4	5	(20.0)%
Large Commercial & Industrial	7	1	600.0%	—	—	n.m.

Total Delivery Only	88	105	(16.2)%	4	5	(20.0)%

Total Electric Retail	9,159	9,377	(2.3)%	995	1,024	(2.8)%

Other Revenue (c)				59	70	(15.7)%

Total Electric Revenue				1,054	1,094	(3.7)%

Gas (in mmcfs)
Retail Sales	17,659	19,131	(7.7)%	202	272	(25.7)%
Transportation and Other	7,078	6,818	3.8%	10	6	66.7%

Total Gas	24,737	25,949	(4.7)%	212	278	(23.7)%

Total Electric and Gas Revenues				$1,266	$1,372	(7.7)%

Purchased Power				$532	$553	(3.8)%
Fuel				126	210	(40.0)%

Total Purchased Power and Fuel				$658	$763	(13.8)%

Heating and Cooling Degree-Days	2009	2008	Normal
Heating Degree-Days	1,567	1,659	1,634
Cooling Degree-Days	10	19	21

Twelve Months Ended December 31, 2009 and 2008

	Electric and Gas Deliveries			Revenue (in millions)
	2009	2008	% Change	2009	2008	% Change
Electric (in GWhs)
Full Service (a)
Residential	12,871	13,287	(3.1)%	$1,857	$1,916	(3.1)%
Small Commercial & Industrial	8,044	8,211	(2.0)%	1,015	1,028	(1.3)%
Large Commercial & Industrial	15,832	16,474	(3.9)%	1,307	1,406	(7.0)%
Public Authorities & Electric Railroads	930	909	2.3%	90	87	3.4%

Total Full Service	37,677	38,881	(3.1)%	4,269	4,437	(3.8)%

Delivery Only (b)
Residential	22	30	(26.7)%	2	2	0.0%
Small Commercial & Industrial	353	469	(24.7)%	19	25	(24.0)%
Large Commercial & Industrial	16	3	433.3%	—	—	n.m.

Total Delivery Only	391	502	(22.1)%	21	27	(22.2)%

Total Electric Retail	38,068	39,383	(3.3)%	4,290	4,464	(3.9)%

Other Revenue (c)				259	282	(8.2)%

Total Electric Revenue				4,549	4,746	(4.2)%

Gas (in mmcfs)
Retail Sales	57,103	56,110	1.8%	732	795	(7.9)%
Transportation and Other	27,206	27,624	(1.5)%	30	26	15.4%

Total Gas	84,309	83,734	0.7%	762	821	(7.2)%

Total Electric and Gas Revenues				$5,311	$5,567	(4.6)%

Purchased Power				$2,274	$2,411	(5.7)%
Fuel				472	607	(22.2)%

Total Purchased Power and Fuel				$2,746	$3,018	(9.0)%

Heating and Cooling Degree-Days (d)	2009	2008	Normal
Heating Degree-Days	4,534	4,403	4,638
Cooling Degree-Days	1,246	1,354	1,292

(a)	Full service reflects deliveries to customers purchasing electricity directly from PECO. Revenue reflects the cost of energy, the cost of the transmission and the distribution of the energy and a CTC.
(b)	Delivery only service reflects deliveries to customers electing to receive electric generation service from a competitive electric generation supplier. Revenue reflects a distribution charge and a CTC.
(c)	Other revenue includes transmission revenue from PJM, wholesale revenue and other wholesale energy sales.
(d)	Reflects the impact of the leap year day in 2008.
n.m.	Not meaningful.